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                                                                     EXHIBIT 5.1

                       Akerman, Senterfitt & Eidson, P.A.
                                Attorneys at Law
                          SunTrust International Center
                                   28th Floor
                              One S.E. Third Avenue
                            Miami, Florida 33131-1704
                                 (305) 374-5600
                             Telecopy (305) 374-5095

                                  June 1, 2000

The Wackenhut Corporation
4200 Wackenhut Drive #100
Palm Beach Gardens, FL 33410-4243

Gentlemen:

         We have acted as special counsel to The Wackenhut Corporation, a Florida corporation (the "Company") with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 550,000 shares of the Company's Series B common stock, par value $.10 per share (the "Shares") pursuant to the exercise of stock options, restricted stock units and/or performance units or share awards granted under The Wackenhut Corporation Key Employee Long-Term Incentive Stock Plan (the "Plan").

         As counsel to the Company, we have reviewed the Amended and Restated Articles of Incorporation of the Company, the By-Laws of the Company, the Plan and documents related thereto, and such other documents and records as we have deemed necessary and appropriate. In such review, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others. Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and when the Shares are issued against delivery of adequate consideration therefor in accordance with and pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Florida and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                         Very truly yours,

                                         AKERMAN, SENTERFITT & EIDSON, P.A.

                                         /s/ Akerman, Senterfitt & Eidson, P.A.